                  UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C.  20549

               FORM 8-K

             CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
             SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2010

AMERIS BANCORP
(Exact Name of Registrant as Specified in Charter)

Georgia	No. 001-13901	No.58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, SE
Moultrie, Georgia 31768
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(229) 890-1111

                           (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 25, 2010, Ameris Bancorp (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Moultrie, Georgia.  At the Annual Meeting, there were present in person or by proxy 10,722,516 shares of the Company’s common stock, representing 77.58% of the total outstanding eligible votes.  At the Annual Meeting, the Company’s shareholders (1) elected four members of the Board of Directors of the Company, (2) ratified the appointment of Porter Keadle Moore, LLP as the Company’s independent auditor and (3) approved a non-binding advisory proposal on executive compensation.  Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated March 22, 2010.  The voting results for each proposal are as follows:

1.	The following director nominees were elected by a plurality vote to serve as Class I directors until the annual meeting to be held in 2013:

Nominee	For	Authority Withheld	Broker Non-Votes
Edwin W. Hortman, Jr.	7,149,829	268,679	3,304,008
Daniel B. Jeter	7,114,651	303,856	3,304,008

The following director nominee was elected by a plurality vote to serve as a Class III director until the annual meeting to be held in 2012:

Nominee	For	Authority Withheld	Broker Non-Votes
V. Wayne Williford	7,177,869	240,639	3,304,008

2.
Ratification of the appointment of Porter Keadle Moore, LLP, as the Company’s independent auditor for the fiscal year ended December 31, 2010 by a vote of 10,525,349 for, 14,071 against, 183,096 abstaining and 0 broker non-votes.

3.	Approval of a non-binding advisory proposal on executive compensation by a vote of 8,423,434 for, 1,960,729 against, 338,352 abstaining and 0 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

          AMERIS BANCORP

          By:  /s/ Dennis J. Zember Jr.
           Dennis J. Zember, Jr.
           Executive Vice President and Chief Financial Officer
                 (principal accounting and financial officer)

Dated:  May 27, 2010